       As filed with the Securities and Exchange Commission on May 5, 2003

                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            GLOBALSANTAFE CORPORATION
               (Exact Name of Company as Specified in Its Charter)

                                         15375 Memorial Drive
           Cayman Islands              Houston, Texas 77079-4101               98-0108989
(State or Other Jurisdiction of  (Address of Principal Executive Offices    (I.R.S. Employer
 Incorporation or Organization)              and Zip Code)                 Identification No.)

                             ----------------------


                        GLOBALSANTAFE 401(K) SAVINGS PLAN
                            (Full Title of the Plan)

                             ----------------------

                               James L. McCulloch

                    Senior Vice President and General Counsel
                            GlobalSantaFe Corporation
                              15375 Memorial Drive
                            Houston, Texas 77079-4101
                     (Name and Address of Agent for Service)

                                 (281) 925-6000
                     (Telephone Number, Including Area Code,
                              of Agent for Service)

                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------
                                                               Proposed maximum   Proposed maximum      Amount
    Title of securities to be registered       Amount to be     offering price   aggregate offering of Registration
                                              registered (1)    per share (2)         price (2)           Fee
--------------------------------------------------------------------------------------------------------------------
 Ordinary Shares, par value $.01 per share   1,000,000 shares       $21.14           $21,140,000         $0(3)
--------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the GlobalSantaFe 401(k) Savings Plan.
(2) Estimated pursuant to Rule 457(c) and (h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales prices of the Ordinary Shares of the Company reported on the New York Stock Exchange on May 1, 2003.
(3) The aggregate amount of registration fee for this Registration Statement is $1,711. Pursuant to Rule 457(p), the aggregate amount of such registration fee is offset in full by registration fees associated with unsold securities which registration fees were previously paid in connection with the filing of the Registration Statement on Form S-3 (Registration No. 333-45908) on September 15, 2000 by Global Marine Inc., a wholly owned subsidiary of the Registrant. As a result, no registration fee is owed pursuant to this Registration Statement.

================================================================================

                                EXPLANATORY NOTE

     Effective July 1, 2002, the GlobalSantaFe Investment Savings & Profit Sharing Plan (formerly named the Santa Fe Investment Savings & Profit Sharing
Plan) was merged into the GlobalSantaFe Savings Incentive Plan (formerly named the Global Marine Savings Incentive Plan), which was amended and restated and renamed the GlobalSantaFe 401(k) Savings Plan (as so amended and restated, the "Plan"). This Registration Statement on Form S-8 (the "Registration Statement") registers the offering and sale under the Plan of 1,000,000 ordinary shares, par value $.01 per share ("Ordinary Shares"), of GlobalSantaFe Corporation, a Cayman Islands company (the "Company"), and an indeterminate amount of plan interests. Another Registration Statement on Form S-8 (Registration No 333-73878) with respect to the Plan was filed with the Securities and Exchange Commission (the "Commission") on November 21, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The document(s) containing the information concerning the Plan required by Item 1 of Form S-8 and the statement of availability of Company information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Company will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company will furnish to the Commission or its staff a copy or copies of all documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents, which have been filed with the Commission by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or by the Plan pursuant to the Exchange Act, as applicable, are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2002;

     (b) The Company's Current Reports on Form 8-K filed with the Commission on February 6, 2003 and May 2, 2003;

     (c) The description of the Ordinary Shares, under the caption "Description of Registrant's Securities to be Registered" in the Company's Amendment No. 1 to Registration Statement on Form 8-A filed with the Commission on May 2, 2003, as thereafter amended from time to time for the purpose of updating, changing or modifying such description; and

     (d) The Annual Report of the Plan on Form 11-K for the fiscal year ended December 31, 2001.

     Each document filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

     Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel

     Not Applicable.

Item 6.  Indemnification of Directors and Officers

Cayman Islands Law

     Cayman Islands law does not limit the extent to which a company may indemnify its directors, officers, employees and agents except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy. For instance, a provision purporting to provide indemnification against the consequences of committing a crime may be deemed contrary to public policy. In addition, an officer or director may not be indemnified for his own fraud, willful neglect or willful default. The Company's amended articles of association make indemnification of directors and officers and advancement of expenses to defend claims against directors and officers mandatory on the part of the Company to the fullest extent allowed by law.

Articles of Association

     Article XXVII of the Company's amended and restated articles of association provides that:

     The Company will indemnify, except in respect of willful default or fraud, to the full extent at the date such articles of association were adopted or thereafter permitted by law, any person (including his heirs, executors and administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his acting as, or having in the past acted as, a director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, the Company (including his serving for, on behalf of or at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company) against any expense (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person (or his heirs, executors and administrators) in respect thereof. The Company shall advance the expenses of defending any such action, suit or proceeding (including appeals) in accordance with and to the full extent at the date such articles of association were adopted or thereafter permitted by law.

     The board of directors of the Company may, notwithstanding any interest of the directors in such action, authorize the Company to purchase and maintain insurance on behalf of any person described in Section 27.1(a) of Article XXVII, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of
Article XXVII.

     The provisions of Article XXVII will be applicable to all actions, claims, suits or proceedings made or commenced after the adoption of such articles of association, whether arising from acts or omissions to act occurring before or after the adoption of such articles of association. The provisions of Article XXVII will be deemed to be a contract between the Company and each director, officer, employee or agent who serves in such capacity at any time while Article XXVII and the relevant provisions of the law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of Article XXVII shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect any other application of such provision or the validity of the remaining provisions thereof. The rights of indemnification and advancement of expenses provided in
Article XXVII shall neither be exclusive of, nor be deemed in limitation of, any rights to which any such officer, director, employee or agent may otherwise be entitled or permitted by contract, vote of shareholders or directors or otherwise, or as a matter of law, both as to actions in his official capacity and actions in any other capacity while holding such office, it being the policy of the Company that indemnification of the specified individuals, except in respect of willful default or fraud, shall be made to the fullest extent permitted by law.

Insurance

     The Company has placed in effect insurance which purports (a) to insure it against certain costs of indemnification which may be incurred by it pursuant to the aforementioned provision of the Articles of Association or otherwise and (b) to insure the officers and directors of the Company and of specified subsidiaries against certain liabilities incurred by them in the discharge of their functions as officers and directors except for liabilities arising from their own malfeasance.

Indemnity Agreements

     The Company has entered into indemnity agreements with each of its directors and officers (collectively, "Indemnitees"). Subject to certain exclusions, such agreements provide that the Company shall indemnify and hold each Indemnitee harmless from and against any and all losses and expenses arising out of any threatened, pending or completed legal proceeding to which the Indemnitee is a party or is otherwise involved by reason of serving as an agent of the Company or by reason of any act or action in such capacity. However, the Company is only required to indemnify in the absence of fraud, willful default or dishonesty on the part of the Indemnitee and if the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the Company's best interests. For criminal proceedings, the director or officer must have had no reasonable cause to believe his conduct was unlawful. The indemnity agreements are binding agreements that may not be modified unless by a signed writing executed by the Company and the Indemnitee.

     For the undertaking with respect to indemnification, see Item 9 herein.

Item 7.  Exemption from Registration Claimed

     Not Applicable.

Item 8.  Exhibits

     The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit
   No.                               Description
-------                              -----------
4.1*      --      Amended and Restated Memorandum of Association of
                  GlobalSantaFe Corporation (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001).

4.2*      --      Amended and Restated Articles of Association of GlobalSantaFe
                  Corporation (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001).

     The use of original issuance securities under this Registration Statement is not contemplated. If original issuance securities are hereafter offered and sold, an opinion of counsel will be filed by amendment. The Company has submitted the GlobalSanteFe 401(k) Savings Plan and will submit any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner, and will make all changes required by the IRS in order to qualify such plan under Section 401 of the Internal Revenue Code.

4.3       --      Form of GlobalSantaFe 401(k) Savings Plan (Amended and
                  Restated Effective as of July 1, 2002).

23.1      --      Consent of PricewaterhouseCoopers LLP.

24.1      --      Powers of Attorney.

--------------------------------
*        Incorporated herein by reference as indicated.


Item 9.  Undertakings

     (a) The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on this May 5, 2003.

                                 GlobalSantaFe Corporation

                                 By:  /s/ JAMES L. MCCULLOCH
                                     -------------------------------------------
                                     James L. McCulloch
                                     Senior Vice President and General Counsel



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed on May 5, 2003 by the following persons in the capacities indicated.

                   Name and Signature                              Capacity

                        *
---------------------------------------------------       Chairman of the Board of Directors
Robert E. Rose


                        *                                 President and Chief Executive Officer (Principal
---------------------------------------------------       Executive Officer), Director
C. Stedman Garber, Jr.


                        *                                 Senior Vice President and Chief Financial Officer
---------------------------------------------------       (Principal Financial Officer)
W. Matt Ralls


/s/ DOUGLAS C. STEGALL                                    Vice President and Controller (Principal Accounting
---------------------------------------------------       Officer)
Douglas C. Stegall


/s/ JAMES L. MCCULLOCH                                    Senior Vice President and General Counsel
---------------------------------------------------       (Authorized Representative in the United States)
James L. McCulloch



                        *                                 Director
---------------------------------------------------
Ferdinand A. Berger

                        *                                 Director
---------------------------------------------------
Thomas W. Cason

                   Name and Signature                              Capacity

                        *                                 Director
---------------------------------------------------
Richard L. George

                        *                                 Director
---------------------------------------------------
Khaled R. Al-Haroon

                        *                                 Director
---------------------------------------------------
C. Russell Luigs

                        *                                 Director
---------------------------------------------------
Edward R. Muller

                        *                                 Director
---------------------------------------------------
Paul J. Powers

                        *                                 Director
---------------------------------------------------
Maha A. R. Razzuqi

                        *                                 Director
---------------------------------------------------
Stephen J. Solarz

                        *                                 Director
---------------------------------------------------
Carroll W. Suggs

                        *                                 Director
---------------------------------------------------
Nader H. Sultan

                        *                                 Director
---------------------------------------------------
John L. Whitmire

*By:          /s/ JAMES L. MCCULLOCH
    -----------------------------------------------
        James L. McCulloch (Attorney in Fact)

                                    SIGNATURE

     GlobalSantaFe 401(k) Savings Plan. Pursuant to the requirements of the Securities Act, the trustee (or other persons who administer the employee benefit plan) has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on this 5th day of May, 2003.

                                  GLOBALSANTAFE 401(K) SAVINGS PLAN



                                  By:      /s/ Michael R. Dawson
                                     ------------------------------------------
                                           Michael R. Dawson
                                           Chairman of the Benefits
                                           Administrative Committee

                                  EXHIBIT INDEX

Exhibit
   No.                                   Description
--------                                 ------------
4.1*       --     Amended and Restated Memorandum of Association of
                  GlobalSantaFe Corporation (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001).

4.2*       --     Amended and Restated Articles of Association of GlobalSantaFe
                  Corporation (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001).

     The use of original issuance securities under this Registration Statement is not contemplated. If original issuance securities are hereafter offered and sold, an opinion of counsel will be filed by amendment. The Company has submitted the GlobalSanteFe 401(k) Savings Plan and will submit any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner, and will make all changes required by the IRS in order to qualify such plan under Section 401 of the Internal Revenue Code.

4.3        --     Form of GlobalSantaFe 401(k) Savings Plan (Amended and
                  Restated Effective as of July 1, 2002).

23.1       --     Consent of PricewaterhouseCoopers LLP.

24.1       --     Powers of Attorney.

--------------------------------
*    Incorporated herein by reference as indicated.